Exhibit 99.1

TransDigm Group Reports Fiscal 2011 Second Quarter Results

Cleveland, Ohio, May 10, 2011/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the second quarter ended April 2, 2011.

Highlights for the second quarter:

•	Net sales of $311.3 million, up 51.1% from $206.1 million;

•	EBITDA As Defined of $146.7 million, up 47.1% from $99.8 million;

•	Net income of $55.8 million, up 46.7% from $38.0 million;

•	Earnings per share of $1.05, up 45.8% from $0.72;

•	Adjusted earnings per share of $0.97, up 24.4% from $0.78; and

•	Upward revision in fiscal 2011 earnings outlook

As previously announced, on March 9, 2011, TransDigm completed the sale of its fastener businesses to Alcoa Inc. for approximately $240 million in cash. These businesses were acquired as part of the McKechnie Aerospace acquisition in December 2010. Accordingly, the results of the fastener businesses are presented as discontinued operations and, as such, are excluded from continuing operations. The divestiture created a book gain on sale of $21.0 million, net of tax. This gain on sale and the loss from discontinued operations of $2.2 million, net of tax, are excluded from the Company’s EBITDA As Defined, adjusted net income and adjusted earnings per share.

Net sales for the quarter, which excludes $10.3 million of net sales from discontinued operations, rose 51.1% to $311.3 million from $206.1 million in the comparable quarter a year ago. Organic net sales growth was approximately 11.7% driven by improvement in both commercial aftermarket and OEM markets. The acquisitions of Semco Instruments, McKechnie Aerospace and Talley Actuation accounted for the balance of the sales increase.

Net income for the quarter increased 46.7% to $55.8 million, or $1.05 per share which includes $19.1 million, or $0.36 per share, from discontinued operations. Income from continuing operations of $36.7 million, or $0.69 per share, decreased slightly from $38.0 million, or $0.72 per share, in the prior year. Despite the higher sales the quarter was negatively impacted by acquisition-

related expenses associated with the McKechnie Aerospace and Talley Actuation acquisitions of $12.6 million, net of tax, or $0.24 per share, and higher interest expense related to the refinancing of the Company’s debt structure in the first quarter of fiscal 2011. Net income in the comparable quarter a year ago included acquisition-related expenses of $2.1 million, net of tax, or $0.04 per share.

Adjusted net income for the quarter rose 25.5% to $51.7 million, or $0.97 per share, from $41.2 million, or $0.78 per share, in the comparable quarter a year ago.

EBITDA for the quarter, which excludes the results of discontinued operations, increased 34.5% to $128.3 million from $95.4 million for the comparable quarter a year ago. EBITDA As Defined for the period, increased 47.1% to $146.7 million compared with $99.8 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 47.1%.

“We are pleased with our operating results for both the second quarter and year-to-date periods,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “The commercial aerospace market continues to improve, as organic sales rose sequentially and were up significantly versus the prior year. Due to the combination of improving commercial aftermarket demand and our ongoing value-based operating strategies, EBITDA As Defined margin for the first half remained strong at 47.0% despite acquisition dilution of approximately 3 margin points. This performance again reflects our strict focus on both the details of value creation and a well-defined acquisition strategy through all phases of the market cycle.

“In the second quarter of fiscal 2011, we completed the divestiture of the fastener businesses for approximately $240 million and re-priced our $1.55 billion of bank debt, and shortly after quarter-end we sold the distribution business for approximately $30 million” continued Mr. Howley. “We ended the quarter with over $505 million in cash and almost $240 million of capacity on our revolving credit facility. This strong liquidity position and additional capacity under our credit agreement provides us with adequate financial flexibility to support growth, continue to pursue acquisition opportunities and/or optimize our capital structure.”

Year-to-Date Results

Net sales, which excludes discontinued operations, for the 26-week period ended April 2, 2011 rose 40.4% to $548.2 million from $390.4 million in the comparable period last year. This increase is primarily due to recent acquisitions, with organic sales up 11.1%.

Net income for the 26-week period decreased 29.6% to $48.5 million, or $0.86 per share, which includes $18.8 million, net of tax, or $0.36 per share, from discontinued operations. Income from continuing operations decreased 56.8% to $29.7 million, or $0.50 per share, reflecting one-time costs attributable to the capital structure refinancing of $46.0 million, net of tax, or $0.86 per share, and the acquisition-related expenses associated with the McKechnie Aerospace and Talley Actuation transactions of $18.0 million, net of tax, or $0.34 per share. In addition, earnings per share in the first quarter were reduced by $0.05 per share due to dividend equivalent payments. Net income in the comparable period a year ago of $68.8 million, or $0.73 per share, included acquisition-related expenses of $5.9 million, net of tax, or $0.11 per share. In addition, earnings per share were reduced by $0.57 per share due to dividend equivalent payments.

Adjusted net income for the 26-week period rose 25.3% to $96.2 million, or $1.80 per share, from $76.8 million, or $1.45 per share, in the comparable period a year ago.

EBITDA (which excludes discontinued operations) for the 26-week period decreased 11.5% to $158.9 million from $179.5 million in the comparable period a year ago. EBITDA As Defined for the period, increased 35.5% to $257.7 million compared with $190.1 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 47.0%.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Earnings per share is calculated under the “two-class method.” The application of the two-class method as compared to the treasury stock method requires the inclusion of approximately two million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3-4% on a fully diluted basis.

Fiscal 2011 Outlook

Mr. Howley continued, “The Company is revising the full year fiscal 2011 guidance to reflect improved performance, changes to our current market outlook, disposition of the fastener business as discontinued operations and the sale of the distribution business. We remain cautious about the defense market but the commercial markets now appear to be recovering nicely.”

Based upon current market conditions and assuming no other acquisitions or divestitures, the revised guidance is as follows:

•

Revenues from continuing operations are anticipated to be in the range of $1,172 million to $1,192 million (previously in the range of $1,193 million to $1,225 million which included approximately $70 million from the two divestitures) compared with $828 million in fiscal 2010;

•	EBITDA As Defined is anticipated to be in the range of $562 million to $572 million (previously in the range of $546 million to $562 million) compared with $412 million in fiscal 2010;

•	Net income is anticipated to be in the range of $150 million to $158 million (previously in the range of $114 million to $135 million) compared with $163 million in fiscal 2010;

•	Earnings per share are expected to be in the range of $2.76 to $2.91 per share (previously in the range of $2.08 to $2.47 per share) compared with $2.52 per share in fiscal 2010; and

•	Adjusted earnings per share are expected to be in the range of $3.97 to $4.12 per share (previously in the range of $3.70 to $4.09 per share) compared with $3.35 per share in fiscal 2010.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on May 10, 2011, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 510-0712 and enter the pass code 12965183. International callers should dial (617) 597-5380 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 51038024. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, aircraft audio systems, specialized cockpit displays, engineered latching and locking devices, specialized lavatory components, engineered connectors and elastomers, rods and locking devices, NiCad batteries/chargers, and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Because of these limitations, EBITDA and EBITDA As Defined should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA or EBITDA As Defined in isolation and specifically by using other GAAP measures, such as net income, net sales and operating profit, to measure our operating performance. Neither EBITDA nor EBITDA As Defined is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net income or cash flow from operations determined in accordance with GAAP. Our calculation of EBITDA and EBITDA As Defined may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2011 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Jonathan D. Crandall
Investor Relations
(216) 706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED	Table 1

APRIL 2, 2011 AND APRIL 3, 2010

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 2, 2011	April 3, 2010	April 2, 2011	April 3, 2010

NET SALES	$311,345	$206,077	$548,238	$390,355

COST OF SALES	152,789	90,874	262,081	172,093

GROSS PROFIT	158,556	115,203	286,157	218,262

SELLING AND ADMINISTRATIVE EXPENSES	33,790	23,594	64,472	46,060
AMORTIZATION OF INTANGIBLE ASSETS	11,562	3,550	15,856	7,690

INCOME FROM OPERATIONS	113,204	88,059	205,829	164,512

REFINANCING COSTS	1,649	—	72,379	—
INTEREST EXPENSE - Net	54,137	28,414	86,693	56,928

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	57,418	59,645	46,757	107,584

INCOME TAX PROVISION	20,745	21,600	17,060	38,780

INCOME FROM CONTINUING OPERATIONS	36,673	38,045	29,697	68,804

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of tax	(1,812)	—	(2,194)	—
Gain on sale of discontinued operations, net of tax	20,956	—	20,956	—

Income from discontinued operations	19,144	—	18,762	—

NET INCOME	$55,817	$38,045	$48,459	$68,804

NET INCOME APPLICABLE TO COMMON STOCK	$55,817	$38,045	$45,649	$38,491

Net earnings per share:
Net earnings per share from continuing operations - basic and diluted	$0.69	$0.72	$0.50	$0.73
Net earnings per share from discontinued operations - basic and diluted	0.36	—	0.36	—

Net earnings per share	$1.05	$0.72	$0.86	$0.73

Cash dividends paid per common share	$—	$—	$—	$7.65

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME	Table 2
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED
APRIL 2, 2011 AND APRIL 3, 2010
(Amounts in thousands)
(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 2, 2011	April 3, 2010	April 2, 2011	April 3, 2010
Net income	$55,817	$38,045	$48,459	$68,804

Less income from discontinued operations	19,144	—	18,762	—

Income from continuing operations	36,673	38,045	29,697	68,804

Adjustments:
Depreciation and amortization expense	16,789	7,333	25,418	14,949
Interest expense, net	54,137	28,414	86,693	56,928
Income tax provision	20,745	21,600	17,060	38,780

EBITDA, excluding discontinued operations	128,344	95,392	158,868	179,461

Adjustments:
Acquisition related expenses (1)	14,549	2,747	22,418	7,418
Stock option expense(2)	2,197	1,649	4,054	3,270
Refinancing costs (3)	1,649	—	72,379	—

Gross Adjustments to EBITDA	18,395	4,396	98,851	10,688

EBITDA As Defined	$146,739	$99,788	$257,719	$190,149

EBITDA As Defined, Margin (4)	47.1%	48.4%	47.0%	48.7%

(1)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; and, transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 7 3/4% senior subordinated notes, the write-off of debt issue costs and unamortized note premium and discount and settlement of the interest rate swap agreement and other expenses.

(4)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE	Table 3
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED
APRIL 2, 2011 AND APRIL 3, 2010
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 2, 2011	April 3, 2010	April 2, 2011	April 3, 2010

Reported Earnings Per Share
Net income from continuing operations	$36,673	$38,045	$29,697	$68,804
Less: dividends paid on participating securities	—	—	(2,810)	(30,313)

	36,673	38,045	26,887	38,491
Net income from discontinued operations	19,144	—	18,762	—

Net income applicable to common stock - basic and diluted	$55,817	$38,045	$45,649	$38,491

Weighted-average shares outstanding under the two-class method: (1)
Weighted average common shares outstanding	49,815	49,074	49,656	49,028
Vested options deemed participating securities	3,518	3,848	3,677	3,895

Total shares for basic and diluted earnings per share	53,333	52,922	53,333	52,923

Net earnings per share from continuing operations - basic and diluted	$0.69	$0.72	$0.50	$0.73
Net earnings per share from discontinued operations - basic and diluted	0.36	—	0.36	—

Net earnings per share	$1.05	$0.72	$0.86	$0.73

Adjusted Earnings Per Share

Net income from continuing operations	$36,673	$38,045	$29,697	$68,804

Gross adjustments to EBITDA	18,395	4,396	98,851	10,688
Purchase accounting backlog amortization	5,195	617	5,891	1,754
Tax adjustment	(8,516)	(1,823)	(38,231)	(4,485)

Adjusted net income	$51,747	$41,235	$96,208	$76,761

Adjusted diluted earnings per share under the two-class method	$0.97	$0.78	$1.80	$1.45

(1)

Application of the two-class method as compared to the treasury stock method requires the inclusion of approximately two million additional shares outstanding for the quarter, which results in dilution of earnings per share by approximately 3-4% on a fully diluted basis.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
DILUTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE	Table 4
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Period Ended April 2, 2011	Twenty-Six Week Period Ended April 2, 2011

Net income	$55,817	$48,459

Less: dividends paid on participating securities	—	(2,810)

Net income applicable to common stock	55,817	45,649

Less: Income from discontinued operations	19,144	18,762

Income from continuing operations applicable to common stock	$36,673	$26,887

Weighted average common shares outstanding	49,815	49,656

Vested options deemed participating securities	3,518	3,677

Weighted-average shares outstanding	53,333	53,333

Earnings from continuing operations	$0.69	$0.50

Adjustments to diluted earnings per share:

Refinancing costs	0.01	0.86

Inclusion of the dividend equivalent payment	—	0.05

Non-cash compensation costs	0.03	0.05

Acquisition related expenses	0.24	0.34

Adjusted earnings per share	$0.97	$1.80

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA, EBITDA AS DEFINED	Table 5
FOR THE TWENTY-SIX WEEK PERIODS ENDED
APRIL 2, 2011 AND APRIL 3, 2010
(Amounts in thousands, except per share amounts)
(Unaudited)

	Twenty-Six Week Periods Ended
	April 2, 2011	April 3, 2010

Net Cash Provided by Operating Activities	$129,151	$83,831
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(76,706)	(6,694)
Interest expense - net (1)	82,068	53,157
Income tax provision - current	86,352	37,780
Non-cash equity compensation (2)	(4,063)	(3,284)
Excess tax benefit from exercise of stock options	12,440	14,671
Refinancing costs (3)	(72,379)	—
Gain on sale of discontinued operations (4)	80,446	—

EBITDA	237,309	179,461
Adjustments:
Acquisition related expenses(5)	25,435	7,418
Stock option expense(6)	4,054	3,270
Refinancing costs (3)	72,379	—
EBITDA from discontinued operations	(1,012)	—
Gain on sale of discontinued operations (4)	(80,446)	—

EBITDA As Defined	$257,719	$190,149

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 73/4% senior subordinated notes, the write-off of debt issue costs and unamortized note premium and discount, and settlement of the interest rate swap agreement and other expenses.

(4)	Represents the gain on sale recognized relating to the divestiture of the fastener businesses.
(5)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; and, transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(6)	Represents the compensation expense recognized by TD Group under our stock option plans.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA
(Amounts in thousands)	Table 6
(Unaudited)

	April 2, 2011	September 30, 2010

Cash and cash equivalents	$505,337	$234,112
Trade accounts receivable - Net	162,389	134,461
Inventories	245,763	188,756

Current portion of long-term debt	15,500	—
Accounts payable	55,732	44,226
Accrued liabilities	102,751	68,786

Long-term debt	3,130,625	1,771,646

Total stockholders’ equity	667,026	592,979